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                                                                      Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61775) pertaining to the Savings Plan of ARM Financial Group, Inc. of our report dated June 1, 1999, with respect to the financial statements and schedules of the ARM Financial Group, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                                  /s/ Ernst & Young LLP


Louisville, Kentucky
June 18, 1999